UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

NATIONAL HEALTHCARE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation or Organization)	52—2057472 (I.R.S. Employer Identification Number)

100 Vine Street, Murfreesboro, TN (Address of Principal Executive Offices)	37130 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered Series A Convertible Preferred Stock, $.01 par value per share	Name of Each Exchange on which each class is to be registered American Stock Exchange

If this form relates to the
Registration of a class of securities
Pursuant to section 12(b) of the
Exchange Act and is effective pursuant
to General Instruction A.(c),
please check the following box. ☒

If this form relates to the
registration of a class of securities
pursuant to Section 12(g) of the
Exchange Act and is effective
pursuant to General Instruction
A.(d), please check the following
box. ☐

Securities Act registration statement file number to which this form relates:  333-142189
(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:  None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Securities to be Registered.

The description of the Series A Convertible Preferred Stock, $.01 par value per share, to be registered hereby is incorporated by reference to the description contained under the heading “DESCRIPTION OF

NHC CAPITAL STOCK" in the Joint Proxy Prospectus included in the Registrants’ Registration Statement on Form S-4 (File No. 333-142189), as amended, filed with the Securities and Exchange Commission on September 14, 2007.

Item 2. Exhibits.

Exhibit No.	Description of Exhibit
3.1
Certificate of Incorporation of National HealthCare Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s registration statement on Form S-4 (File No. 333-37185) dated October 3, 1997)

3.2	Certificate of Amendment to the Certificate of Incorporation of National HealthCare Corporation*
3.3	By-laws of National HealthCare Corporation (incorporated by reference to Exhibit 3.2 to the Registrant’s registration statement on Form S-4 (File No. 333-37185) dated October 3, 1997)
3.4
Specimen certificate of share of Series A Convertible Preferred Stock, par value $.01 per share (Exhibit A to Certificate of Designations of Series A Convertible Preferred Stock, par value $.01 per share)*

3.5	Certificate of Designations of Series A Convertible Preferred Stock of National HealthCare Corporation*
3.6	Certificate of Designation Series B Junior Participating Preferred Stock (incorporated by reference to the Registrant’s registration statement on Form 8-A, dated August 3, 2007)
4.1
Rights Agreement, dated as of August 2, 2007, between National HealthCare Corporation and Computershare Trust Company, N.A. (incorporated by reference to the Registrant’s registration statement on Form 8-A, dated August 3, 2007)

* filed herewith

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  October 31, 2007

NATIONAL HEALTHCARE CORPORATION

By: /s/ Robert G. Adams Name: Robert G. Adams Title: President & CEO

Exhibit Index

Exhibit No.	Description of Exhibit
3.1
Certificate of Incorporation of National HealthCare Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s registration statement on Form S-4 (File No. 333-37185) dated October 3, 1997)

3.2	Certificate of Amendment to the Certificate of Incorporation of National HealthCare Corporation*
3.3	By-laws of National HealthCare Corporation (incorporated by reference to Exhibit 3.2 to the Registrant’s registration statement on Form S-4 (File No. 333-37185) dated October 3, 1997)
3.4
Specimen certificate of share of Series A Convertible Preferred Stock, par value $.01 per share (Exhibit A to Certificate of Designations of Series A Convertible Preferred Stock, par value $.01 per share)*

3.5	Certificate of Designations of Series A Convertible Preferred Stock of National HealthCare Corporation*
3.6	Certificate of Designation Series B Junior Participating Preferred Stock (incorporated by reference to the Registrant’s registration statement on Form 8-A, dated August 3, 2007)
4.1
Rights Agreement, dated as of August 2, 2007, between National HealthCare Corporation and Computershare Trust Company, N.A. (incorporated by reference to the Registrant’s registration statement on Form 8-A, dated August 3, 2007)

* filed herewith